UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

PANERA BREAD COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-633-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, the Board of Directors of Panera Bread Company (the “Company”), based on the recommendation of the Board’s Committee on Nominations and Corporate Governance, elected Thomas E. Lynch as a Class II director with a term expiring at the Company’s 2012 annual meeting.

Mr. Lynch previously served as a member of the Company’s Board from June 2003 until December 2006. Mr. Lynch has served as a Senior Managing Director of Mill Road Capital, a private equity firm, since January 2005. From 2000 until December 2004, Mr. Lynch served as a Senior Managing Director of Mill Road Associates, a financial advisory firm that he founded in 2000. From 1997 through 2000, Mr. Lynch served as the Managing Director of Lazard Capital Partners, a private equity firm that he founded, which is affiliated with the investment bank Lazard Ltd. From 1990 to 1997, Mr. Lynch served as a Managing Director at the Blackstone Group, an investment and advisory firm, where he was a senior investment professional for Blackstone Capital Partners. Prior to Blackstone, Mr. Lynch was a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch brings to the Company’s Board twenty years of experience as an investor and manager, including with publicly traded companies in the retail and restaurant industries.

Mr. Lynch will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors, which is described in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 13, 2009.

A copy of the press release issued by the Company on March 10, 2010 announcing the election of Mr. Lynch is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated March 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: March 11, 2010	By: /s/ Jeffrey W. Kip
	Name: Title:	Jeffrey W. Kip Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated March 10, 2010